As filed with the Securities and Exchange Commission on July 19, 2013

Registration No. 333 –189170

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GT ADVANCED TECHNOLOGIES INC.

(Exact name of each registrant as specified in its charter or certificate of trust)

Delaware	03-0606749
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

(603) 883-5200

(Address, including zip code, and telephone number,

including area code, of each registrant’s principal executive offices)

Hoil Kim

Vice President, Chief Administrative Officer and General Counsel

243 Daniel Webster Highway

Merrimack, New Hampshire 03054

Tel: (603) 883-5200

Fax: (603) 595-6693

(Name and address, including zip code, and telephone number,

including area code, of agent for service of process for each registrant)

With copies to:

Christopher D. Comeau, Esq.

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Tel: (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security(1)(5)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)(5)(6)
Primary Offering:
Common Stock, par value $.01 per share (3)
Preferred Stock, par value $.01 per share (3)
Debt Securities (4)
Warrants (4)
Units (4)
Total Primary Offering			$35,637,826	$4,861.30
Secondary Offering
Common Stock, par value $.01 per share (3)	3,355,648	4.28	$14,362,174	$1,958.70
Total			$50,000,000	$6,820.00

(1)                                     Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”) the securities registered hereunder include such indeterminate number of securities as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)                                     Calculated pursuant to Rule 457(o) under the Securities Act

(3)                                     Includes an indeterminate number of shares of common stock or preferred stock as may be sold from time to time, at indeterminate prices.

(4)                                     Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by the registrant in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $50,000,000.

(5)                                     Pursuant to Rule 457(c) of the rules and regulations under the Securities Act, the offering price and registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on the NASDAQ Global Select Market on June 6, 2013.

(6)                                  Fee previously paid.

Subject to Completion, dated July 19, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

GT Advanced Technologies Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We or selling securityholders may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

We and any selling securityholders, as applicable  may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

General Information

Our common stock is traded on The Nasdaq Global Select Market under the symbol “GTAT.” On July 17, 2013, the closing price of our common stock was $5.01.

Investing in our securities involves certain risks. See “Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2013, which is on file with the Securities and Exchange Commission and is incorporated by reference in this prospectus or applicable Prospectus Supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             .

i

ABOUT THIS PROSPECTUS

On May 16, 2013 we issued 3,355,647 unregistered shares of our common stock to the former stockholders of Thermal Technology, LLC, or Thermal, as consideration when we acquired certain of the assets related to the Thermal business pursuant to a purchase agreement among us, Thermal, certain selling stockholders and certain other entities (the “Transaction”).  At closing, 1,487,604 of shares of our common stock issued to the selling stockholders were placed into an escrow account, over which the selling stockholders’ representative has the right to direct investment decisions.  Pursuant the purchase agreement we agreed to register these shares.  This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, to satisfy those registration rights.  We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs.  Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.  Unless the context otherwise indicates, the terms “GTAT,” “GT Advanced Technologies,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to GT Advanced Technologies Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

OUR COMPANY

GT Advanced Technologies Inc., through its subsidiaries, is a diversified technology company with innovative crystal growth equipment and solutions for the global solar, LED and electronics industries. Our products accelerate the adoption of new advanced materials that improve performance and lower the cost of manufacturing. We report revenue in three business segments: Photovoltaic (or PV), Polysilicon and Sapphire.

Polysilicon Business

Our polysilicon business manufactures and sells silicon deposition reactors, or SDR, used to react gases at high temperatures to produce polysilicon, the key raw material used in silicon-based solar wafers and cells, while also offering engineering services and related equipment. In addition, the polysilicon business sells hydrochlorination technology and equipment which is utilized to convert silicon tetrachloride into trichlorosilane (TCS), which is used as seed material in the manufacture of high purity silicon. Hydrochlorination technology is designed to improve the efficiency and lowers the costs of polysilicon production.

Photovoltaic Business

Our PV business manufactures and sells directional solidification, or DSS, crystallization furnaces and ancillary equipment used to cast crystalline silicon ingots by melting and cooling polysilicon in a precisely controlled process. These ingots are used to make photovoltaic wafers which are, in turn, used to make solar cells.

Our PV segment is also developing an equipment offering based on the continuously-fed Czochralski (HiCz™) growth technology, which is targeted at generating more efficient solar cells than those cells generated using multicrystalline silicon materials.

Sapphire Business

Our sapphire business manufactures and sells sapphire material and equipment. Our sapphire material is manufactured using our advanced sapphire crystal growth furnace, or ASF system. In addition to selling ASF systems, we intend to continue production and sale of sapphire materials in selected specialty markets on a limited scale.

Industry Developments and Product Demand

Demand for our polysilicon and photovoltaic (“PV”) products and services are driven by end-user demand for solar power and demand for our sapphire products are driven by end-user demand for sapphire material, including LED-quality material.  Each of the polysilicon, solar wafer, modules and cell and LED wafer markets are currently experiencing significant oversupply and/or significant decreased demand. For example, our PV business experienced a 86% decrease in revenue for the three months ended March 30, 2013 as compared to the same period in the prior year. The consequence of this oversupply and decreased demand is that those who sell into these markets (many of whom are customers for our equipment) are either required to sell at very low prices (sometimes selling at a loss) or are unable to sell at all. Many customers are experiencing large increases in their inventories. As a consequence of these conditions, demand for all of our equipment, particularly our polysilicon reactors, DSS furnaces and ASF units, has dropped significantly in the past few quarters. During the nine-month period ended December 31, 2012, we recorded net negative bookings for our PV, polysilicon and sapphire equipment in an aggregate amount of $151.0 million.  We do not expect to enter into any contracts, in any of our segments, for meaningful revenue or bookings before the second half of 2013. In addition, due to the length of the downturn impacting the solar and sapphire industries, the continued financial health and viability of certain of our customers is uncertain. This has had an adverse impact on our business and will continue to have such an effect, including requiring that we sell products at prices below what we usually charge or resulting in the absence of any meaningful new sales.

The polysilicon, PV and sapphire (including LED) industries continue to face the significant challenges described in our periodic reports, including, among others, (i) oversupply of, or limited demand for, end products (as noted above) that are manufactured with equipment sold by us; (ii) ongoing trade disputes between the U.S., European Union and South Korea, on the one hand, and China on the other, which have adversely impacted the businesses of our customers in China (where a majority of our customers are located) and continues to create uncertainty among our customers and the industries that we serve; (iii) liquidity challenges being faced by companies in the polysilicon, PV and sapphire industries, due in part to changes in the global capital markets which have resulted in a more stringent lending environment which in turn has caused decreased spending within the industries that we serve, as customers try to preserve their liquidity; (iv) deterioration of the financial health of our customers and (v) structural changes in the PV industry which, we believe, will require that any recovery in the PV market will be driven by changes in monocrystalline technology and the development of other-materials for higher efficiency solar cells, as a result demand for existing multicrystalline products (DSS) will be very limited.  We are developing a monocrystalline growth technology (HiCz™) product offering designed to enable the production of high efficiency monocrystalline solar cells and we are developing other technologies to improve solar cell performance.  These are, however, still in the early stages of development and market acceptance will depend, in part, on the PV industry overcoming the structural challenges currently confronting it.

Our principal executive offices are located at 243 Daniel Webster Highway, Merrimack, New Hampshire 03054, and our telephone number is (603) 883-5200. Our website address is www.gtat.com. The information found on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2013, which is on file with the SEC and is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange  Act”).  Forward-looking statements are identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “prospects,” “forecasts,” “expect,” “intend,” “may,” “will,” “plan,” “target,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information available to management at such time. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to factors discussed in the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Transition Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Forward-looking statements speak only as of the date of this prospectus or, as of the date given if provided in another filing with the SEC. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances after the date of such statements.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

		Nine- Months Ended	Fiscal Year Ended
	Quarter Ended March 31, 2013	December 31, 2012	March 31, 2012	April 2, 2011	April 3, 2010	March 28, 2009
Earnings(1):
Income before taxes	(33,520)	(156,042)	269,938	270,598	139,874	142,180
Fixed charges	7,589	10,199	14,867	4,314	1,443	978
Amortization of capitalized interest	20	226	43	0	0	0
Distributed income of equity investees	0	0	0	0	0	0
Interest capitalized	0	(188)	(189)	(83)	0	0
Preference security dividend requirements of consolidated subsidiaries	0	0	0	0	0	0
Noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	0	0	0	0	0	0
Total Earnings:	(25,911)	(145,805)	284,659	274,829	141,317	143,158

Fixed Charges (2):
Interest expensed and capitalized	2,969	5,256	3,699	1,993	399	243
Amortized premiums, discounts and capitalized expenses related to indebtedness	4,213	3,622	9,594	1,087	359	240
Interest portion of rental expense	407	1,321	1,574	1,234	685	495
Total fixed charges:	7,589	10,199	14,867	4,314	1,443	978
Ratio of earnings to fixed charges (3)	-3.41X	-14.30X	19.15X	63.71X	97.93X	146.38X

(1)”Earnings” is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest.  (2) “Fixed Charges” means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.  (3) The amount of the deficiency is $33,500 for the quarter ended March 31, 2013 and $156,004 for the nine-month period ended December 31, 2013.

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore,the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We do not expect to receive any proceeds in connection with the sale of any securities offered by any selling securityholders.

GENERAL DESCRIPTION OF SECURITIES

We or the selling securityholders may offer under this prospectus:

• common stock;

• preferred stock;

• debt securities;

• warrants to acquire common stock, preferred stock or debt securities; or

• any combination of the foregoing, either individually or as units consisting or two or more securities.

The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

General Matters

Our certificate of incorporation currently authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.  As of  May 2, 2013, we had  approximately 119,405,660 shares of common stock  and zero shares of preferred stock outstanding.

The discussion set forth below describes the most important terms of our capital stock, certificate of incorporation and by-laws. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our certificate of incorporation and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings.  Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Common Stock

All of our outstanding common stock is fully paid and nonassessable.

Dividend Rights.  Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

Voting Rights.  Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Preemptive or Similar Rights.  Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion Rights.  Our common stock is not convertible.

Right to Receive Liquidation Distributions.  Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Nasdaq Listing.  Our common stock is listed on The Nasdaq Global Select Market under the symbol “GTAT.”

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of up to 10,000,000 shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.  We have no shares of preferred stock outstanding.

Anti-takeover Effects of our Certificate of Incorporation and By-laws

Our certificate of incorporation and by-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deterring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

Removal and Appointment of Directors.    Our certificate of incorporation provides that our directors may only be removed by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote. In addition, provisions of our certificate of incorporation and bylaws authorize the board of directors to fill vacant directorships or increase the size of the board of directors pursuant to a resolution adopted by a majority of the board of directors. These provisions may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

Action by Written Consent; Special Meetings of Stockholders.    Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board or our chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures.    Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

In the case of an annual meeting of stockholders, notice by a stockholder, in order to be timely, must be received at our principal executive offices not less than 90, or more than 120, days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date, in order to be timely, notice by a stockholder must be received by the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder, in order to be timely, must be received not less than 90, or more than 120, days prior to the date of the special meeting. In the event that public announcement of the special meeting is less than 100 days prior to the date of the special meeting, notice by the stockholder, in order to be timely, must be received not later than the tenth day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

Although the by-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Authorized but Unissued Shares.    Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render it more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Anti-takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•                  prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•                  on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% percent of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•                  any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•                  the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.  The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•the currency or currency units in which the offering price, if any, and the exercise price are payable;

•the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•any applicable material U.S. federal income tax consequences;

•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•information with respect to book-entry procedures, if any;

•the anti-dilution provisions of the warrants, if any;

•any redemption or call provisions;

•whether the warrants are to be sold separately or with other securities as parts of units; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities. In the description that follows, “we”, “us” and “our” refers only to GT Advanced Technologies Inc. and not to any of its subsidiaries. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

The debt securities will be issued under an indenture (as amended and supplemented from time to time, the “Indenture”), which we will enter into, if necessary, when we offer debt securities.  We have included a copy of the form of Indenture as an exhibit to this registration statement that contains this prospectus. The specific terms applicable to a particular issuance of debt securities and any variations from the terms set forth below will be set forth in the applicable prospectus supplement.

The following is a summary of the material terms and provisions of the Indenture and the debt securities. You should refer to the Indenture and the applicable prospectus supplement for complete information regarding the terms and provisions of the Indenture and the debt securities.

General

The debt securities will be our senior unsecured obligations and will rank equal in right of payment to all of our other existing and future indebtedness and other liabilities that are not, by their terms, expressly subordinated in right of payment to the debt securities. In addition, any of our secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligation.  Particular terms of the debt securities will be described in the applicable indenture and the applicable prospectus supplement for the debt securities.

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the Indenture, the specific terms of a particular series of debt securities will include the following:

•                  the title of the debt securities;

•                  any limit on the amount(s) that may be issued;

•                  the person to whom any interest on the debt securities shall be payable, if other than the registered holder;

•                  the maturity date(s) or the method by which this date or these dates will be determined;

•                  the interest rate, if any, or the method of computing the interest rate;

•                  the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•                  the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer or exchange;

•                  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may redeem  the debt securities;

•                  the period or periods within which, the price or prices at which, and the terms and conditions on which, we may be required to redeem the debt securities;

•                  any mandatory or optional sinking fund or similar provisions;

•                  if other than denominations of $1,000 and integral multiples thereof, the denominations in which any debt securities shall be issuable;

•                  if other than the full principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•                  if other than United States dollars, the foreign currency or units of two or more foreign currencies in which payment of the principal of (and premium, if any) or interest on the debt securities shall be payable;

•                  if the principal of (and premium, if any) or interest on the debt securities is payable, at our election or election of the holders, in a currency or units of two or more currencies other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions, upon which, such election may be made;

•                  any index used to determine the amount of payment of the principal of (and premium, if any) or interest on the debt securities;

•                  whether the debt securities will not be subject to defeasance or covenant defeasance in advance of the date for redemption or the stated maturity date;

•                  whether the debt securities will be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•                  any additional or different events of default and any change in the right of the trustee or the holders to declare principal due and payable;

•                  any additional or different covenants;

•                  the form of debt securities;

•                  whether the debt securities will be convertible into or exchangeable for shares of our common stock, warrants or any other securities issued by us or any other issuer, or any property owned by us and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

•                  the applicability of any guarantees; and

•                  any other terms of the debt securities.

We will have the ability under the Indenture to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the Indenture as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, that under applicable U.S. federal income tax law has a “stated redemption price at maturity” that exceeds its “issue price” by more than a de minimis amount. If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities. The ownership or transfer of debt securities will be listed in the security register described in the Indenture.

The Indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and integral multiples thereof.

Debt securities may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of the Security Registrar, as defined in the Indenture, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. This registration of transfer or exchange will be effected upon the Security Registrar being satisfied with the documents of title and identity of the person making the request.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. A debt security in global form may be exchanged for definitive debt securities only if the depositary notifies us that it is unwilling or unable to continue as depositary, we decide to issue definitive securities, or an event of default shall have occurred and is continuing with respect to the series of debt securities issued in global form. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•                  the manner of payment of principal, premium and interest, if any, on that global debt security, and

•                  the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on debt securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for this interest payment.

The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition, we will be required to maintain at least one paying agent in each place of payment for the series.

Consolidation, Merger or Conveyance

We have the ability to merge or consolidate with, or convey, transfer or lease all or substantially all of our property, to another corporation, provided that:

•                  in the event we consolidate with or merge into another corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, the corporation formed by such consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance and observance of every covenant in the Indenture on the part of us to be performed or observed;

•                  immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•                  we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with all requirements of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

Events of Default

The following are events of default with respect to any series of debt securities issued:

•                  default in the payment of any interest upon any security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•                  default in the payment of the principal of (or premium, if any, on) any security of that series at its maturity;

•                  default in the deposit of any sinking fund payment, when and as due by the terms of any security of that series;

•                  default in the performance, or breach, of any covenant or warranty in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the series in respect of which the event of default is being determined), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default or breach and requiring it to be remedied;

•                  a default under any bond, debenture, note or other evidence of or agreement for indebtedness of ours for money borrowed (including a default with respect to securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours for money borrowed (including the Indenture), whether such indebtedness exists now or is created in the future, and either (1) such default results from the failure to pay the aggregate outstanding principal of such indebtedness in excess of $100,000,000 at the final stated maturity of such indebtedness or (2) such default results in such indebtedness in an aggregate principal amount of $100,000,000 or more becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case, without such indebtedness having been discharged or such acceleration having been cured, rescinded or annulled, within a period of 30 business days after given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding securities of that series a written notice specifying such default and requiring us to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled;

•                  specified events of our bankruptcy, insolvency or reorganization; or

•                  any other events of default provided with respect to debt securities of that series.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare each debt security of that series due and payable immediately by a notice in writing to us, and to the trustee if given by holders. If an event of default occurs because of specified events of bankruptcy, insolvency or reorganization, the principal amount of each series of debt securities will be automatically accelerated, without any action by the trustee or any holder thereof.

A holder of the debt securities of any series will only have the right to institute a proceeding under the Indenture or to seek other remedies if:

•                  the holder has given written notice to the trustee of a continuing event of default;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;

•                  these holders have offered indemnity reasonably satisfactory to the trustee to institute proceedings as trustee;

•                  the trustee does not institute a proceeding within 60 days; and

•                  the trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60 day period.

We will annually file statements with the trustee regarding our compliance with the covenants in the Indenture. The trustee will generally give the holders of debt securities notice within 90 days after the Trustee has gained knowledge of the occurrence of an event of default.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all debt securities of the series, waive past defaults with respect to that particular series, except for:

•                  the payment of the principal of (or premium, if any) or interest on any security of such series; or

•                  defaults relating to any covenants of the Indenture which cannot be changed without the consent of each holder of a debt security directly affected by the change.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected may, on behalf of the holders of all debt securities of the series, waive our compliance with the restrictive provisions of the Indenture.

We and the trustee may amend the Indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each series that is affected. However, without the consent of each directly affected holder, such changes shall not include the following with respect to debt securities held by a non-consenting holder:

•                  change the stated maturity of, the principal of, or any installment of principal of or interest on, any security, or reduce the principal amount, the rate of interest or any premium payable upon the redemption, or reduce the amount of the principal due and payable upon a declaration of acceleration of maturity of a discount security, or change any place of payment where, or currency in which, any security or any premium or the interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of redemption, on or after the redemption date);

•                  reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults provided for in the Indenture; or

•                  modify any of the above requirements or the ability to waive certain past defaults or covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or certain past defaults cannot be waived without the consent of the holder of each outstanding security directly affected.

For purposes of computing the required consents referred to above, the aggregate principal amount of any outstanding debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the market rate of exchange for the applicable foreign currency or currency unit as determined by the trustee in accordance with the terms of the Indenture.

We and the trustee may amend the Indenture without the consent of the holders for any of the following purposes:

•                  to evidence the succession of another person succeeding us and the assumption by any such successor of our covenants in the Indenture and in the debt securities;

•                  to add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us in the Indenture;

•                  to add any additional events of default with respect to all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of such series);

•                  to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•                  to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•                  to make a change to the debt securities of any series that does not adversely affect the rights of any holder of the debt securities of such series;

•                  to establish the form or terms of debt securities of any series as permitted by the Indenture;

•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•                  to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•                  to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended from time to time; or

•                  to conform the Indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document.

Defeasance and Covenant Defeasance

Unless otherwise specified in the prospectus supplement relating to a series of debt securities, subject to certain conditions, we may elect either:

•                  defeasance for a series of debt securities, whereby we are discharged from any and all obligations with respect to the debt securities of that series, except as may be otherwise provided in the Indenture; or

•                  covenant defeasance for a series of debt securities, whereby we are released from our obligations with respect to certain covenants that apply to that series.

We may do so by depositing with the trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the applicable series of debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel meeting the requirements set forth in the Indenture.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association  is the trustee under the Indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with U.S. Bank National Association or its affiliates in the ordinary course of business.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

General. We may sell the securities offered hereby directly to one or more purchasers, through agents, or through underwriters or dealers designated from time to time. The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including

• the terms of the securities to which such prospectus supplement relates;

• the name or names of any underwriters, if any;

• the purchase price of the securities and the proceeds we will receive from the sale;

• any underwriting discounts and other items constituting underwriters’ compensation; and

• any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the prospectus supplement.  We may engage in “at the market” offerings only of our common stock.  An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The Nasdaq Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

GT Advanced Technologies Inc.
243 Daniel Webster Highway
Merrimack, New Hampshire 03054

 (603) 883-5200
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•                  our Transition Report on Form 10-K for the transition period from April 1, 2012 to December 31, 2012 filed with the SEC on March 1, 2013;

•                  our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2013, filed with the SEC on May 9, 2013;

•                  our Current Reports on Form 8-K filed with the SEC on January 4, 2013, January 10, 2013, January 18, 2013, February 7, 2013, February 28, 2013,  April 19, 2013, May 20, 2013 and June 7, 2013;

•                  our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2013 to the extent incorporated by reference into our Transition Report on Form 10-K for the transition year ended December 31, 2012; and

•                  The description of our common stock, par value $0.01 per share, included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the SEC on April 26, 2007 (File No. 333-142383), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on July 23, 2008 (File No. 001-34133).

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Transition Report on Form 10-K for the nine-month period ended December 31, 2012, and the effectiveness of GT Advanced Technologies Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company’s change in fiscal year end from the Saturday closest to March 31 to December 31), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

GT Advanced Technologies Inc.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee and the FINRA fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration fee	$6,820
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees and expenses		(1)
Other		(1)
Total		(1)

(1)   These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the  best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe  that his conduct was unlawful.

A Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of the Registrant’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty. In addition, the Registrant’s certificate of incorporation provides for indemnification of any person who was or is made, or threatened to be made, a party to or is involved in any action, suit or other proceeding, whether, civil, criminal, administrative or investigative, because of his or her status as a director or officer of the Registrant, or service at the request of the Registrant as a director or officer of another corporation, as a partner or officer of a partnership, as a member or officer of a limited liability company, as a principal or officer of a joint venture, as a trustee or officer of a trust or in any comparable capacity in any other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized under the DGCL against all expenses, liabilities and losses actually and reasonably incurred or suffered by such person in connection therewith. Further, all of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The Registrant has entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and under the Registrant’s restated certificate of incorporation and by-laws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the Registrant’s benefit but would be offset by its obligations to the director or officer under the indemnification agreement.

Further, all of the directors and officer of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 16.  Exhibits.

The exhibits are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time    of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual or transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, GT Advanced Technologies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire on July 19, 2013.

GT ADVANCED TECHNOLOGIES INC.

By:	/s/ Thomas Gutierrez
Thomas Gutierrez
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: July 19, 2013

SIGNATURES	TITLE	DATE

/s/ Thomas Gutierrez	Director, President and Chief Executive Officer (Principal Executive Officer)	July 19, 2013
Thomas Gutierrez

/s/ Richard J. Gaynor	Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2013
Richard J. Gaynor

/s/ John Granara	Vice President Finance and Chief Accounting Officer (Principal Accounting Officer)	July 19, 2013
John Granara

/s/ *	Director	July 19, 2013
J. Michal Conaway

/s/ *	Director	July 19, 2013
Kathleen A. Cote

/s/ *	Director	July 19, 2013
Ernest L. Godshalk

/s/ *	Director	July 19, 2013
Matthew E. Massengill

/s/ *	Director	July 19, 2013
Mary Petrovich

/s/ *	Director	July 19, 2013
Robert Switz

/s/ *		Director	July 19, 2013
Noel G. Watson

/s/ *		Director	July 19, 2013
Thomas Wroe, Jr.

* By:	/s/ Hoil Kim	Attorney-in-Fact

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1

Certificate of Incorporation of GT Solar International, Inc. (the “Company”) (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-34133) as filed with the SEC on August 27, 2008).

3.2

Certificate of Ownership and Merger merging GT Advanced Technologies into GT Solar International, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K (File No. 001-34133) as filed with the SEC on August 8, 2011).

3.3	By-laws of GT Advanced Technologies Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K (File No. 001-34133) as filed with the SEC on April 20, 2012).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A (File No. 333-142383) as filed with the SEC on July 18, 2008).
4.6	Form of Common Stock Warrant Agreement and Warrant Certificate*
4.7	Form of Preferred Stock Warrant Agreement and Warrant Certificate*
4.8	Form of Debt Securities Warrant Agreement and Warrant Certificate*
4.9	Form of Indenture (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3 (Registration No. 333-184045) filed on September 24, 2012).
5.1	Opinion of Ropes & Gray LLP (filed herewith)
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1) (filed herewith)
23.2	Consent of Deloitte & Touche LLP (filed herewith)
24.1	Power of attorney (incorporated by reference to the signature page to the Company’s Registration Statement on Form S-3 (File No. 333-189170) as filed with the SEC on June 7, 2013)
25.1

Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1 (incorporated by reference to Exhibit 25.1 to the Company’s Registration Statement on Form S-3 (File No. 333-189170) as filed with the SEC on June 7, 2013)

*

To be filed if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.